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                                                                       EXHIBIT 2



                                 (TRANSLATION)

                           SHARE HANDLING REGULATIONS

                                       OF

                         NIPPON DENKI KABUSHIKI KAISHA

                               (NEC CORPORATION)
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                                Historical Note
                                ---------------

                        Promulgated on October 31, 1951
                        Partially amended on July 28, 1953
                        Partially amended on November 30, 1966
                        Partially amended on April 30, 1968
                        Partially amended on May 29, 1975
                        Partially amended on April 28, 1982
                        Partially amended on September 29, 1982
                        Partially amended on April 30, 1985
                        Partially amended on January 27, 1989
                        Partially amended on September 27, 1991
                        Partially amended on June 27, 1997
                        Partially amended on October 1, 1999
                        Partially amended on October 1, 2001
                        Partially amended on April 1, 2002
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                           SHARE HANDLING REGULATIONS
                                       OF
                          NIPPON DENKI KABUSHIKI KAISHA
                                (NEC CORPORATION)


                                    CHAPTER I
                               GENERAL PROVISIONS

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(Purpose)
Article 1.     These Regulations shall, pursuant to the Articles of
----------     Incorporation, govern the denominations of share certificates and procedures relating to shares as well as fees therefor. In addition to those provided for in these Regulations, the rules made by Japan Securities Depositary Center ("JASDEC") shall be applicable to the treatment of beneficial shareholders.

(Share Certificate Denominations)
Article 2.     The share certificate denominations issued by the Company shall
----------     be: 100-share certificates, 500-share certificates, 1,000-share certificates, 10,000-share certificates, 100,000-share certificates and share certificates representing any number of shares less than 100.

        2.     No requests shall be made by shareholders for the issuance of share certificates ("Certificates for Less Than One Unit Shares")
               representing shares in the number less than 1,000 ("Less Than One
               Unit Shares") except in the cases provided for in Articles 22, 23 and 24.
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(The Transfer Agent)
Article 3.     The Transfer Agent and its handling office and liaison offices
----------     shall be as follows:

               The Transfer Agent:
                 The Sumitomo Trust and Banking Company, Limited
                 5-33, Kitahama 4-chome, Chuo-ku, Osaka

               Handling Office:
                 Tokyo Transfer Agent Department,
                 The Sumitomo Trust and Banking Company, Limited
                 4-4, Marunouchi 1-chome, Chiyoda-ku, Tokyo

               Liaison Offices:
                 Head Office, and each Branch Office in Japan of The Sumitomo Trust and Banking Company, Limited

(Method of Filing Request, Notice or Application)
Article 4.     Any request, notification or application hereunder shall be filed
----------     in the prescribed form, and the seal which has been reported to the Company pursuant to Article 15 shall be affixed thereto.

        2. In case a request, notification or application provided for in the preceding paragraph is filed by an agent, a document certifying his authority of representation shall be submitted.

(Certificates)
Article 5.     In case the Company deems it necessary in connection with a
----------     request, notification or application under these Regulations, the
               Company may request the presentation of a certificate and/or any other evidential documents.
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                                   CHAPTER II
                   REGISTRATION OF TRANSFER OF TITLE TO SHARES

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(Registration of Transfer of Title to Shares)
Article 6.     In case a request for the registration of a transfer of title to
----------     shares is made, a written request shall be presented together with a share certificate.

        2. If a request for the registration of a transfer of title to shares is made by reasons other than assignment, a document evidencing the acquisition thereof shall be presented in addition to following the procedure prescribed in the preceding paragraph. Provided, however, that no share certificates are needed if the share certificates concerned have not been issued.

(Registration of Transfer of Title Where Special Procedure is Required by Laws or Ordinances)
Article 7.     In case a special procedure is required by laws or ordinances to
----------     be followed with respect to the transfer of title to shares, a document certifying the completion of such procedure and the share certificate shall be attached to the written request.
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                                   CHAPTER III
                     THE REGISTER OF BENEFICIAL SHAREHOLDERS

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(Entry in The Register of Beneficial Shareholders)
Article 8.     Entry in the Register of Beneficial Shareholders shall be made
----------     according to notifications from JASDEC in relation to beneficial shareholders and reports by beneficial shareholders of their addresses, names and seals.

(Reports of Beneficial Shareholders' Addresses, Names and Seals)
Article 9.     Beneficial shareholders shall present a report of their
----------     addresses, names and seals to the Company through participants of
               JASDEC ("Participants").

(Summing up the Number of Holding Shares)
Article 10.    In case a shareholder listed on the Register of Shareholders and
-----------    a beneficial shareholder listed on the Register of Beneficial
               Shareholders are considered to be the same person, the numbers of shares listed on the both Registers in the name of such person shall be aggregated for the purpose of his exercise of
               shareholders' rights.
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                                   CHAPTER IV
                REGISTRATION OF PLEDGE AND MANIFESTATION OF TRUST

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(Registration of Pledge and Cancellation Thereof)
Article 11.    In case a request for registration of pledge or change or
-----------    cancellation thereof is made, a written request jointly signed by the pledgor and the pledgee shall be presented together with the share certificate.

(Manifestation of Trust and Cancellation Thereof)
Article 12.    In case a request for manifestation of trust is made, a written
-----------    request shall be submitted by the person establishing the trust or trustee together with the share certificate.

         2. In case a request for the cancellation of the manifestation set forth in the preceding paragraph is made by the trustee or the beneficiary, the same shall apply. Provided, however, that in case such request is made by the beneficiary, a document certifying the cancellation of the trust shall be attached to the request.
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                                    CHAPTER V
                      NON-POSSESSION OF SHARE CERTIFICATES

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(Application for Non-possession of Share Certificates)
Article 13.    In case an application for non-possession of share certificate is
-----------    made, a written application shall be submitted together with the share certificates. Provided, however, that no share certificates need be presented if the share certificates concerned have not been issued.

         2. No share certificates in regard to which an application provided for in the preceding paragraph has been made shall be issued.

(Delivery of Share Certificates)
Article 14.    In case a shareholder who has made the application for
-----------    non-possession of share certificate requests the delivery of share certificates, he shall file a written request to that effect. Provided, however, that no requests shall be made for the delivery of Certificates for Less Than One Unit Shares.
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                                   CHAPTER VI
                                  NOTIFICATIONS

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(Address, Name and Seal of Shareholders, etc.)
Article 15.    Shareholders, beneficial shareholders, registered pledgees or
-----------    their agents shall report their addresses, names and seals.
               Provided, however, that foreigners may substitute their signatures for such seals. In case any changes are made with regard to the foregoing matters, the same shall apply.

(Provisional Address or Agent of Foreign Shareholders)
Article 16.    A shareholder, a beneficial shareholder or a registered pledgee
-----------    who resides in a foreign country shall, in addition to the requirement provided for in the preceding Article, designate and report a provisional address or an agent in Japan. The same shall apply in case of any change thereof.

(Representative of Juridical Person)
Article 17.    In case a shareholder or a beneficial shareholder is a juridical
-----------    person, he shall report his representative. In case of any change in the representative, a notification thereof shall be filed together with a certified abstract copy of the company registration record.

(Representative concerning Jointly-owned Shares)
Article 18.    Shareholders or beneficial shareholders who jointly own shares
-----------    shall designate a representative and submit a notification thereof signed by all of such joint-owners. The same shall apply in case of any change thereof.
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(Change of Entry in the Register of Shareholders, the Register of Beneficial
Shareholders and Share Certificates)
Article 19.    In case any change of entry in the Register of Shareholders, the
-----------    Register of Beneficial Shareholders or in a share certificate is requested for any of the following reasons, a notification shall be filed together with the share certificate and a certified abstract copy of the family registration record or a certified copy of the company registration record. Provided, however, that no share certificates need be presented if such share certificates have not been issued or in case of a request by beneficial shareholders of any change of entry in the Register of Beneficial Shareholders:

               1. Change of family name or given name,

               2. Establishment, change or removal of a person in parental authority, guardian, or other legal representative,

               3. Change in trade name or name of a juridical person,

               4. Change in corporate organization.

(Special Treatment for Notification of Beneficial Shareholders)
Article 20.    A notification to the Company by beneficial shareholders under
-----------    this Chapter shall be presented through Participants. Provided, however, in case of the change of his seal which has been
               reported to the Company, the notification need not be presented through Participants.
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                                   CHAPTER VII
                        REISSUANCE OF SHARE CERTIFICATES

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(Reissuance due to Division or Combination)
Article 21.    In case a request for issuance of a new share certificate is to
-----------    be made by reason of the division or combination of share
               certificates, a written request shall be presented together with the share certificates. Provided, however, that no requests shall be made for issuance of Certificates for Less Than One Unit
               Shares.

         2. In case the total number of shares represented by Certificates for Less Than One Unit Shares which have been presented for the registration of a transfer of title to shares becomes 1,000, unless otherwise indicated by a person requesting the registration of such transfer of title, the share certificates shall be combined to 1,000-share certificate.

(Reissuance due to Loss)
Article 22.    In case a request for issuance of new share certificates is to
-----------    made by reason of loss of share certificates, a written
               application shall be submitted together with the original or an exemplification copy of the judgement of nullification appertaining thereto.

(Reissuance due to Damage or Mutilation)
Article 23.    In case an application for issuance of substitute share
-----------    certificates is to be made by reason of damage or mutilation of share certificates, a written application therefor shall be presented together with the share certificate concerned.
               Provided, however, that if it is difficult to ascertain the genuineness of the share certificates, the procedures provided for in the preceding Article shall be followed.
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(Reissuance due to filling-up of Column)
Article 24.    In case all of the space provided for entry of shareholders on a
-----------    share certificate has been filled up, the Company shall collect such share certificate and deliver a new share certificate in place thereof.
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                                  CHAPTER VIII
                      PURCHASE OF LESS THAN ONE UNIT SHARES

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(Request for Purchase)
Article 25.    In case a request for purchase of Less Than One Unit Shares is to
-----------    be made, a written application therefor shall be presented together with the share certificates. Provided, however, that no share certificates need be presented if the share certificates concerned have not been issued.

         2. Beneficial shareholders shall make a request provided for in the preceding paragraph through Participants and JASDEC.

         3. The request provided for in the preceding two paragraphs shall become effective upon presentation of the written application at the handling office or liaison offices of the Transfer Agent.

(Purchase Price)
Article 26.    Purchase price per share shall be the last price as reported by
-----------    the Tokyo Stock Exchange on the day when the request for purchase under the preceding Article becomes effective (the "Day of Request for Purchase").

         2.    In case there has been no sale on the Tokyo Stock Exchange on the
               Day of Request for Purchase, the price at which a share is first traded subsequent to the Day of Request for Purchase shall be the purchase price per share.
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(Payment of Purchase Amount)
Article 27.    Purchase amount of Less Than One Unit Shares shall be the amount
-----------    obtainable by multiplying the purchase price per share by the number of shares to be purchased.

         2. The purchase amount shall be paid after deduction of handling charges as provided for in Article 30.

         3. The purchase amount shall be paid at the handling office of the Transfer Agent on the sixth business day counting from the day next following the day when the purchase price is determined under the preceding Article. Provided, however, that if the purchase price is the price with dividends, stock splits, rights to new shares or other rights, the payment of the purchase amount shall be made by the record date or date of allotment.

         4. A person requesting the purchase may designate the method of payment by either transfer to a bank account or postal-book transfer.

(Transfer of Title to Share Purchased)
Article 28.    Title to Less Than One Unit Shares in regard to which the request
-----------    for the purchase is made shall be transferred to the Company on the date when the purchase amount has been paid or the payment procedure for the purchase amount has been completed as provided for in the preceding Article.
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                                   CHAPTER IX
                                HANDLING CHARGES

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(Charges for Delivery of Share Certificates)
Article 29.    Handling Charges for delivery of share certificates pursuant to
-----------    Articles 14, 22 and 23 shall be the amount equivalent to those of the applicable stamp duty.

(Handling Charges for Purchase of Less Than One Unit Shares)
Article 30.    Handling charges for purchase of Less Than One Unit Shares shall
-----------    be the amount to be specified by the Company as the equivalent handling charge for the purchase of shares.
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